UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  May 25, 2010

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2010, USEC Inc. (“USEC” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Toshiba Corporation (“Toshiba”) and Babcock & Wilcox Investment Company (“B&W” and together with Toshiba, the “Investors”), pursuant to which the Company agreed to sell and the Investors agreed to purchase for an aggregate amount of $200.0 million, subject to various terms and conditions, (1) shares of Series B-1 12.75% Convertible Preferred Stock, par value $1.00 per share (“Series B-1 Preferred”), (2) shares of Series B-2 11.5% Convertible Preferred Stock, par value $1.00 per share (“Series B-2 Preferred” and, together with the Series B-1 Preferred, the “Series B Preferred”), and (3) warrants to purchase up to 12.5 million shares of a newly created Class B Common Stock, par value $.10 per share (“Class B Common”) at an exercise price of $7.50 per share (each, a “Warrant” and collectively, the “Warrants”) (the transactions contemplated by the Purchase Agreement, the “Transactions”).  The creation of the Class B Common will require USEC stockholder approval, so the Warrants will, in lieu thereof until such USEC stockholder approval and related regulatory approvals have been obtained, be exercisable for up to 12,500 shares of a newly created Series C Convertible Participating Preferred Stock, par value $1.00 per share (the “Series C Preferred,” and together with the Series B Preferred, the “Preferred Stock”), at an exercise price of $7,500.00 per share.  The Transactions will occur in three phases upon the satisfaction at each phase of certain closing conditions.  Toshiba and B&W will invest equally in each of the phases up to $100 million each in the aggregate.

The terms of the Preferred Stock will be set forth in certificates of designation, which will be effective upon filing with the Delaware Secretary of State in connection with the first closing and, in the case of the Series B-2 Preferred, the third closing.  The terms of the Class B Common will be set forth in a certificate of amendment to the Company’s Certificate of Incorporation, which will be submitted to the Company’s stockholders for approval, which approval is a condition to the third closing.  The certificates of designation and the certificate of amendment are exhibits to the Purchase Agreement.

Further details regarding these agreements and the Transactions are set forth below.

Purchase Agreement

Certain provisions of the Purchase Agreement are summarized below.

The Purchase Transactions.  The Purchase Agreement provides that the Transactions will occur in three phases. At the first closing, the Investors will purchase 75,000 shares of Series B-1 Preferred and Warrants to purchase 6.25 million shares of Class B Common (or Series C Preferred in lieu thereof), for an aggregate purchase price of $75.0 million.  At the second closing, the Investors will purchase an additional 50,000 shares of Series B-1 Preferred for an aggregate purchase price of $50.0 million.  At the third closing, the Investors will purchase 75,000 shares of Series B-2 Preferred and Warrants to purchase 6.25 million shares of Class B Common (or Series C Preferred), for an aggregate purchase price of $75.0 million.

Representations and Warranties; Covenants. The Purchase Agreement contains representations and warranties and covenants by each party thereto.

Closing Conditions. The obligations of each of the parties at the closings are contingent upon the receipt of governmental approvals and determinations from the U.S. Nuclear Regulatory Commission (“NRC”), the U.S. Department of Energy (“DOE”) and other relevant authorities related to the foreign ownership, control, domination or influence (“FOCI”) of the Investors and other matters.  It is anticipated that negation action plans relating to the Company or other mitigation measures may be required in connection with the closings.  The second and third closings may also be subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  Each of the closings is also subject to other customary conditions to closing, including the execution and delivery of related transaction documents, compliance with covenants, the accuracy of representations and warranties in the Purchase Agreement, and that no material adverse effect shall have occurred with respect to the Company.

The obligations of the Investors at the first closing are subject to the availability, for the Company’s American Centrifuge project, of at least $2 billion in uncommitted funds under the DOE loan guarantee program for front-end nuclear fuel facilities.  In addition, as a condition to the Investors’ obligations at the first closing, the Company and B&W (or their affiliates) shall have established a joint venture and agreed on a term sheet, including pricing, for the supply by the joint venture of centrifuges and related equipment for the American Centrifuge project. In May 2009, USEC and B&W Technical Services Group, Inc. (“B&W TSG”), a subsidiary of B&W, entered into a non-binding memorandum of understanding to form this joint venture.

The obligations of the Investors at the second closing are subject to the Company having entered into a loan guarantee conditional commitment in an amount not less than $2 billion for the American Centrifuge project with DOE.

The obligations of the Investors at the third closing are subject to the approval by the holders of a majority of the Company’s common stock, par value $.10 per share (“Ordinary Common” and together with the Class B Common, “Common Stock”) of (1) the amendment of the Company’s certificate of incorporation to create the Class B Common and increase the authorized shares of Common Stock; and (2) the issuance of the shares of Common Stock in excess of the Share Issuance Limitation (as defined below) upon conversion of the Preferred Stock and exercise of the Warrants, as required by the NYSE.  The third closing is also subject to the Company achieving closing on a DOE loan guarantee in an amount not less than $2 billion for the American Centrifuge project and having entered into certain arrangements for additional supply of separative work units (“SWU”) to the Company.

Governance Rights.  Until the earlier of the third closing or termination of the Purchase Agreement, for so long as either Investor holds shares of Preferred Stock representing at least 75% of the aggregate initial liquidation preference (defined below) of the Series B Preferred issued to such Investor in the first and second closings, the Investors will have certain special approval rights, including for the issuance of senior securities, the undertaking of certain new business, incurrence or repayment of certain indebtedness, certain redemptions, certain other transactions, and a liquidation or dissolution of the Company. The governance rights after the third closing are covered under the Investor Rights Agreement.

Restrictions on Transfer; Orderly Sale Arrangement; Share Issuance Limitation. Preferred Stock and Warrants are not transferable except to the Investors and their wholly owned controlled affiliates or Westinghouse Electric Company, LLC (if controlled by Toshiba) that are considered U.S. tax persons (or a special purpose entity jointly formed and controlled by the Investors), and then only subject to any required regulatory approvals.  An Investor can only sell Common Stock upon conversion or redemption of any Preferred Stock, conversion of Class B Common or upon exercise of any Warrants pursuant to an orderly sale arrangement described in the Purchase Agreement (the “Orderly Sale Arrangement”).  Until the receipt of stockholder approval, any issuance of Common Stock or Series C Preferred as a result of the Transactions is limited in the aggregate to the total number of shares that may be issued in compliance with the NYSE listing requirements of no more than 19.99% of the Company’s outstanding Ordinary Common or voting power on the date of the first closing (the “Share Issuance Limitation”).

Termination. The Purchase Agreement may be terminated prior to any of the first, second or third closings by any party if (other than as a result of such party’s breach) the closing shall not have occurred by the relevant outside date (December 31, 2010 for the first closing; June 30, 2011 for the second closing; December 31, 2011 for the third closing (each, an “Outside Date”)) or any governmental authority shall have issued a final, nonappealable order prohibiting the Transactions, or upon a material breach (and expiration of any cure period) of the Purchase Agreement by the other party.  The Outside Date for the third closing may be extended by the Investors up to December 31, 2012 if the only condition to closing that has not been met is the closing of a DOE loan guarantee and that condition is reasonably capable of being satisfied.

 Use of Proceeds. The Company agrees to apply the net proceeds from the Transactions for general corporate purposes and expenditures on the American Centrifuge project, in a manner consistent with a strategic plan initially agreed by the parties, as may be amended with the consent of the Investors.

Warrants

The Warrants entitle the holders to purchase up to 12.5 million shares of Class B Common or 12,500 shares of Series C Preferred (half of the Warrants to be issued at the first closing and the other half to be issued at the third closing) at an exercise price of $7.50 per share of Class B Common ($7,500.00 per share of Series C Preferred). The Warrants are exercisable at any time from January 1, 2015 to December 31, 2016.  If, at the time the Warrants are exercised, the approvals for the creation of the Class B Common have not been obtained, the Warrants will be exercisable for shares of Series C Preferred.  The exercise of the Warrants is subject to the Share Issuance Limitation.  A holder of the Warrants can satisfy its obligation to pay the exercise price of the Warrants through a “cashless exercise.” The Warrants contain customary anti-dilution adjustment provisions.  The Warrants are automatically canceled upon a termination of the Purchase Agreement by the Company as a result of a material breach of the Purchase Agreement or any other transaction document by the holder of the Warrant.

Description of Series B Preferred

General. The Company does not currently have any shares of preferred stock issued and outstanding, and therefore, the Series B Preferred will be the Company’s most senior equity security.  The Series B Preferred will be convertible into shares of Series C Preferred or Class B Common at the rates described below.

Ranking. The Series B Preferred will have an initial liquidation preference of $1,000 per share and will rank senior to the Company’s Common Stock and any other stock that ranks junior to the Series B Preferred in the priority of the payment of dividends and/or in the distribution of assets upon liquidation, dissolution or winding up of the Company (“Junior Stock”).  The Series B-1 Preferred and the Series B-2 Preferred rank equally in the priority of the payment of dividends and in the distribution of assets upon liquidation, dissolution or winding up of the Company.

Liquidation Rights. If the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, each holder of Series B Preferred will be entitled to receive out of the Company’s assets available for distribution to stockholders, after satisfaction of all liabilities to creditors, and before any distribution of assets to holders of Common Stock or any other Junior Stock, a liquidating distribution in an amount equal to the greater of (1) the liquidation preference per share of Series B Preferred and (2) the amount such holder would receive as a holder of Common Stock assuming the prior conversion of its Series B Preferred.  The liquidation preference of any holder of Series B Preferred means the initial liquidation preference of $1,000 per share plus any accrued and unpaid dividends.

Dividends. The Series B-1 Preferred will have a 12.75% dividend and the Series B-2 Preferred will have an 11.5% dividend, in each case payable quarterly and, at the Company’s election, in cash or additional shares of such series, or a combination of both.  The Company is currently restricted from paying cash dividends under its revolving credit facility.

Conversion; Redemption Rights. Conversion is subject to the Share Issuance Limitation, the Conversion Cap (each as defined below), and compliance with the Company’s regulatory requirements.

The shares of Series B Preferred will be convertible at the election of the holders, at any time after the third closing, into shares of Class B Common, at the then applicable Conversion Price (as defined below).

Upon the failure to close the second or third closing by the relevant Outside Date, the holders of Series B Preferred must elect either (a) to convert their shares into Class B Common (or Series C Preferred if stockholder and regulatory approvals for the Class B Common have not been obtained) (a “Conversion Election”) or (b) to sell their shares pursuant to an Orderly Sale Arrangement (a “Sale Election”).  If a holder fails to make a timely election, then such holder shall be deemed to have made a Sale Election.  In the event of either a Conversion Election or a Sale Election, the number of shares received on conversion or sale shall be multiplied by: (1) in the case of no party’s breach, 100%; (2) in the case a material breach by the Company, 110%; and (3) in the case of a material breach by such Investor, 90% (each, a “Factor”).  After a Sale Election, the Company from time to time may redeem any remaining outstanding shares of Series B Preferred held by an Investor for cash or SWU at the then applicable liquidation preference multiplied by the applicable Factor.  Upon the failure to close the second or third closing by the relevant Outside Date, at the later of December 31, 2012 or one year following the applicable date of the failure to close, the Company shall redeem any remaining outstanding shares of Series B Preferred held by an Investor for cash or SWU at the then applicable liquidation preference multiplied by the applicable Factor.

Upon the closing of funding of at least $100 million from a third party (other than a government agency) that is necessary for the closing of a DOE Loan Guarantee, the Company will have the right, if required as a condition to funding, to cause the shares of Series B Preferred to be converted into Class B Common (or Series C Preferred if stockholder and regulatory approvals for the Class B Common have not been obtained), at a conversion rate calculated using  120% of the then applicable liquidation preference.  The Company will also have the right in certain change in control transactions to cause the shares of Series B Preferred to be deemed converted and to receive the same consideration as received by the holders of Ordinary Common in such transaction or to redeem the Series B Preferred for a cash price equal to 105% of the value of the consideration that would have been received.

Automatic Conversion. On December 31, 2016, all outstanding shares of Series B Preferred will be automatically converted into Class B Common at the then applicable Conversion Price, subject to the Conversion Cap.  If any shares of Series B Preferred remain outstanding on February 28, 2017 due to the Conversion Cap, the Company shall redeem those shares for cash or, if not redeemed for cash by March 15, 2017, the Conversion Cap shall no longer apply and such shares shall automatically be converted into Class B Common.

Conversion Price; Conversion Cap. The number of shares of Class B Common or Series C Preferred into which a share of Series B Preferred is convertible (the “Conversion Price”) is calculated by dividing (1) the initial liquidation preference of $1,000 per share plus any accrued and unpaid dividends by (2) the daily volume weighted average price of the Company’s stock on the twenty trading days immediately preceding the date of such conversion (the “Base Price,” with the Base Price multiplied by 1,000 in the case of conversions into Series C Preferred).  In the case of an Orderly Sale Arrangement, the Base Price is the price per share reported for the sale.  There is a cap on the number of shares of Common Stock received upon conversion of the Preferred Stock so that the number of shares of Common Stock received upon such conversion, combined with the shares of Common Stock issued or issuable upon exercise of the Warrants or upon conversion of other securities issued pursuant to the Transactions will not exceed 49.99% of the Company’s Ordinary Common at the time of any conversion (the “Conversion Cap”).

Voting Rights. The holders of the Series B Preferred will receive customary protective provisions under the certificates of designation, including the right, subject to certain limited exceptions, to a separate class vote on (1) the payment of dividends or distributions on Common Stock or any other Junior Stock, (2) the redemption of any Common Stock or other Junior Stock or any parity stock, or (3) prior to the third closing, the issuance of any senior stock or parity stock.

The holders of the Series B Preferred, voting as a separate class, will be entitled to elect two directors of the Company (the “Investor Directors”).  The ability to elect two directors will generally cease upon the earliest of (the “Investor Director Expiration Date”): (1) a failure to achieve the second or third closing as a result of a material breach by the Investors, (2) a change in control of the Company, or (3) such time as the Investors fail to hold equity having a value equal to at least 75% (50% after December 31, 2016) of the value of the stock they purchased.  If the Investors lose their Investor Directors due to a failure to maintain the minimum equity holdings in the aggregate, one Investor may retain the right to appoint one director if it individually maintains its  minimum equity holding.

Description of Class B Common and Series C Preferred

Class B Common.  The Class B Common and the Ordinary Common shall have the same rights, powers, preferences and restrictions and rank equally in all matters, except voting.

Series C Preferred.  Until such time as stockholder approval is obtained to create the Class B Common, the Company shall authorize the Series C Preferred that has the same rights, powers, preferences and restrictions as the Class B Common and will participate equally in any dividends paid on the Common Stock.  Each share of Series C Preferred is convertible into 1,000 shares of Ordinary Common.

Voting Rights.  The Class B Common and Series C Preferred shall be non-voting except as described below.  The holders of the Class B Common and Series C Preferred shall be entitled to vote with the Ordinary Common as a single class on a merger of the Company or sale of substantially all of the Company’s assets, but the votes of each Investor shall be capped at 10% of the total voting power.  At such time as there is no longer any Series B Preferred outstanding, the Class B Common and Series C Preferred, voting together as a separate class, will be entitled to elect two members of the Board of Directors of the Company.  The ability to elect any members to the Board of Directors by the holders of the Class B Common and Series C Preferred will cease upon the Investor Director Expiration Date.  The Class B Common and Series C Preferred will each be entitled to a separate class vote on any amendment to the certificate of incorporation that adversely affects the Class B Common or Series C Preferred, as applicable.

The Class B Common and Series C Preferred will automatically convert into Ordinary Common (subject to the Share Issuance Limitation) upon transfer to a third party.  The Class B Common and Series C Preferred are subject to the orderly sales arrangements set forth in the Purchase Agreement.

Investor Rights Agreement

The Purchase Agreement provides that, at the first closing, the Company and the Investors will enter into an Investor Rights Agreement.

Governance Rights. Following the third closing, so long as either Investor maintains its minimum equity holdings, the holders of Preferred Stock have special approval rights for a dissolution or liquidation of the Company.

Preemptive Rights. The Investors are granted preemptive rights in connection with the Company’s issuance of any new preferred stock or other senior equity securities, subject to customary limitations and cutbacks, and excluding any third party financing that may be necessary for a DOE loan guarantee closing.

Registration Rights. The Company will file a “resale” registration statement covering all of the shares of Preferred Stock and Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants (collectively, the “Registrable Securities”).  If the Company files a registration statement relating to the sale of its equity securities, the holders of Registrable Securities may elect to include in the registration statement their Registrable Securities, subject to customary limitations and cutbacks.

Standstill.  Each Investor will be subject to a standstill, subject to customary exceptions, until such time as such Investor ceases to own any Company securities or nine months after the Investors are no longer entitled to appoint a director.

In connection with the Transactions, the Company also entered into a strategic relationship agreement with the Investors that provides a process for the Company and the Investors to explore potential business opportunities throughout the nuclear fuel cycle, including, among other things, USEC providing low enriched uranium for bundling with Toshiba’s nuclear power plant proposals, and working together to identify potential growth opportunities in U.S. government services, spent nuclear fuel transportation and storage, manufacturing of spent fuel storage systems, and expanded work in support of the American Centrifuge program.  In addition, USEC continues to work with B&W TSG toward establishing a joint venture to establish a single point of accountability to provide integrated manufacturing and assembly of the AC100 centrifuge machines, which is a condition to the first closing.  B&W is currently one of the key suppliers for the American Centrifuge Plant.

On May 25, 2010, the Company entered into an amendment to its rights agreement, dated April 24, 2001 (the “Rights Agreement”) providing that the Investors will not be “Acquiring Persons” as a result of the Transactions and that the Transactions will not trigger the provisions of the Rights Agreement.  All other provisions of the Rights Agreement will otherwise remain in effect.

The foregoing summaries are qualified in their entireties by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 10.1, the Rights Agreement amendment, which is filed herewith as Exhibit 4.1, and the full texts of the certificates of designation, certificate of amendment, Warrants, and Investor Rights Agreement, which are filed as exhibits to the Purchase Agreement in their draft form and will be filed in their final form with the Company’s filing upon the closing of the transactions contemplated by the Purchase Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by Item 3.02 of this report is included in Item 1.01 and incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2010, the Company amended its Amended and Restated Bylaws.  The amendment amends Article II, Section 9 (Nomination of Directors) and Article III, Section I (Number and Election of Directors) to make certain changes to permit the election of directors by the Investors as contemplated by the Transactions.  The amendment also adds a new Section 12 of Article IV relating to the appointment of officers who are not corporate officers.  The foregoing summary of the amendment is qualified in its entirety by reference to the text of the Company’s Amended and Restated Bylaws, as amended as described above, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure

On May 25, 2010, the Company issued a press release, and the Company and the Investors issued a joint press release, announcing the Transactions.  A copy of the Company’s press release is attached as Exhibit 99.1 hereto. A copy of the joint press release is attached as Exhibit 99.2 hereto.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information provided in this current report on Form 8-K contains “forward-looking statements” – that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For USEC, factors that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, but are not limited to: the likelihood of fulfilling the closing conditions in the Purchase Agreement, including, but not limited to conditions related to our obtaining a loan guarantee for the American Centrifuge Plant, including our ability to address the technical and financial concerns raised by the U.S. Department of Energy (“DOE”) and the impact of a potential loan guarantee award to a competitor; the likelihood of fulfilling closing conditions relating to obtaining required approvals of the Nuclear Regulatory Commission and other regulators, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Act; the ability of the Company to fulfill its obligations with respect to the holders of Series B Preferred, including but not limited to the conversion and redemption rights and registration rights; the ability of the Company to obtain stockholder approval for the Transactions; our ability to achieve the benefits of any strategic relationships resulting from the Transactions; our ability to raise capital beyond the $2 billion of loan guarantee funding for which we have applied; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q. Revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year. Investors are urged to carefully review and consider the various disclosures made in our filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit
Number                      Description

3.1	Amended and Restated Bylaws of USEC Inc., dated May 25, 2010.

4.1	First Amendment dated May 25, 2010, to Rights Agreement dated April 24, 2001, between USEC Inc. and Mellon Investor Services LLC, as Rights Agent.

10.1	Securities Purchase Agreement, dated as of May 25, 2010, by and among USEC Inc., Toshiba Corporation, and Babcock & Wilcox Investment Company.

99.1	Press release, dated May 25, 2010, issued by USEC Inc. announcing the transaction.

99.2	Joint press release, dated May 25, 2010, issued by USEC Inc. and the Investors announcing the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

May 25, 2010	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit
Number                       Description
3.1	Amended and Restated Bylaws of USEC Inc., dated May 25, 2010.

4.1	First Amendment dated May 25, 2010, to Rights Agreement dated April 24, 2001, between USEC Inc. and Mellon Investor Services LLC, as Rights Agent.

10.1	Securities Purchase Agreement, dated as of May 25, 2010, by and among USEC Inc., Toshiba Corporation, and Babcock & Wilcox Investment Company

99.1	Press release, dated May 25, 2010, issued by USEC Inc. announcing the transaction.

99.2	Joint press release, dated May 25, 2010, issued by USEC Inc. and the Investors announcing the transaction.